UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 31, 2019

Date of Report

(Date of earliest event reported)

Access National Corporation

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-49929 (Commission File Number)	82-0545425 (IRS Employer Identification No.)

1800 Robert Fulton Drive, Suite 300, Reston, VA  20191

(Address of principal executive offices) (Zip Code)

(703) 871-2100

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 1, 2019, Access National Corporation (“Access”) completed its previously announced merger with Union Bankshares Corporation (“Union”). The merger of Access with and into Union, with Union continuing as the surviving corporation (the “Merger”), was effected pursuant to an Agreement and Plan of Reorganization, dated as of October 4, 2018, as amended on December 7, 2018, between Union and Access, and a related Plan of Merger (together, the “Merger Agreement”). At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.835 per share, of Access (“Access common stock”), that was outstanding immediately prior to the Effective Time, other than certain excluded shares owned by Union or Access, was converted into the right to receive 0.75 shares (the “Exchange Ratio”) of common stock, par value $1.33 per share, of Union (“Union common stock”), with cash to be paid in lieu of fractional shares of Union common stock (the “Merger Consideration”).

At the Effective Time, pursuant to the terms of the Merger Agreement, each option to purchase shares of Access common stock granted under an equity or equity-based compensation plan maintained by Access that was outstanding and unexercised immediately prior to the Effective Time was fully vested to the extent not previously vested (but only if such option was granted on or before October 4, 2018) and was converted into an option to purchase a number of shares of Union common stock equal to the product of the number of shares of Access common stock subject to such Access stock option immediately prior to the Effective Time multiplied by the Exchange Ratio (with any fractional shares rounded down the next lower whole number of shares), at an exercise price per share of Union common stock equal to the per share exercise price for the shares of Access common stock subject to such Access stock option divided by the Exchange Ratio (rounded up to the nearest whole cent). Each share of Union common stock outstanding immediately prior to the Effective Time remained outstanding and was unaffected by the Merger.

Shortly after the Effective Time, Access National Bank, Access’s wholly-owned bank subsidiary, was merged with and into Union Bank & Trust, Union’s wholly-owned bank subsidiary, with Union Bank & Trust surviving.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, Access no longer fulfills the listing requirements of the Nasdaq Global Market (“Nasdaq”). On January 31, 2019, Access notified Nasdaq that the transactions contemplated by the Merger Agreement were expected to close on February 1, 2019. Access requested that Nasdaq (i) suspend trading in shares of Access common stock at the close of business on January 31, 2019 and (ii) file with the Securities and Exchange Commission (the “Commission”) a notification of delisting of Access common stock on Form 25 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, Access common stock is no longer listed on Nasdaq.

Access intends to file with the Commission certifications on Form 15 under the Exchange Act to deregister Access common stock under Section 12(g) of the Exchange Act and suspend Access’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, each share of Access common stock was converted into the right to receive 0.75 shares of Union common stock.

The information set forth under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

On February 1, 2019, Access was merged with and into Union pursuant to the Merger Agreement, with Union surviving the Merger.

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The information set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, on January 31, 2019, Access entered into a separation agreement with Michael W. Clarke, President and Chief Executive Officer of Access (the “Separation Agreement”). The Separation Agreement provides for the termination of Mr. Clarke’s employment with Access and Access National Bank effective immediately prior to the Effective Time. In connection with the termination of his employment, Mr. Clarke will receive severance benefits under the Separation Agreement in a single cash payment equal to the sum of 2.75 times his average compensation over the five immediately preceding calendar years, plus the accelerated, lump sum value of the employer-paid portion of continued health benefits for twelve months following the termination of his employment. Mr. Clarke’s severance benefits described above are subject to Mr. Clarke providing a release of claims and complying with certain non-competition, non-piracy, non-solicitation and confidentiality covenants. Following the Effective Time, the terms of the Separation Agreement are binding on Union and Union Bank & Trust as successors to Access and Access National Bank, respectively.

On February 1, 2019, in connection with the Merger and pursuant to the terms of the Merger Agreement, Mr. Clarke, who was also a member of the former board of directors of Access, was appointed to the board of directors of Union. Each executive officer and member of the board of directors of Access ceased serving as executive officers and directors of Access at the Effective Time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon completion of the Merger, the separate corporate existence of Access ceased. The articles of incorporation and bylaws of Union, as in effect immediately before the completion of the Merger, became the articles of incorporation and bylaws of the surviving corporation without change. Consequently, the articles of incorporation and bylaws of Access ceased to be in effect upon completion of the Merger.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(a)	-	Not applicable.
(b)	-	Not applicable.
(c)	-	Not applicable.
(d)	-	Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Reorganization, dated October 4, 2018, as amended December 7, 2018, by and between Union Bankshares Corporation and Access National Corporation, and the related Plan of Merger (incorporated by reference to Annex A to the definitive proxy statement filed by Access National Corporation on December 12, 2018)*
3.1	Articles of Incorporation of Union Bankshares Corporation, as amended April 25, 2014 (incorporated by reference to Exhibit 3.1 to Union Bankshares Corporation’s Current Report on Form 8-K filed on April 29, 2014)
3.2	Bylaws of Union Bankshares Corporation, as amended January 21, 2017 (incorporated by reference to Exhibit 3.02 to Union Bankshares Corporation’s Annual Report on Form 10-K filed on February 28, 2017)

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Commission upon request; provided, however, that confidential treatment may be requested pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares Corporation (as successor-by-merger to Access National Corporation)

By:	/s/ Robert M. Gorman
Name:	Robert M. Gorman
Title:	Executive Vice President and Chief Financial Officer

Date:	February 1, 2019

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